                                                                     EXHIBIT 4.6

________________________________________________________________________________





                       SYSTEM SOFTWARE ASSOCIATES, INC.




                               _________________


                             STOCKHOLDERS AGREEMENT

                               _________________





                          DATED AS OF AUGUST __, 1997

________________________________________________________________________________

                               TABLE OF CONTENTS

1.  DEFINITIONS ....................................................................  2
            1.1.  Certain Definitions ..............................................  2
                  -------------------
            1.2.  Certain Matters of Construction ..................................  6
                  -------------------------------

2.  VOTING AGREEMENT ...............................................................  6
            2.1.  Board of Directors ...............................................  6
                  ------------------
            2.2.  Voting of Management Investor's Stock ............................  8
                  -------------------------------------
            2.3.  Period ...........................................................  8
                  ------
            2.4.  The Company ......................................................  8
                  -----------

3.  CERTAIN TRANSFER RIGHTS AND RESTRICTIONS .......................................  9
            3.1.  Right of First Refusal ...........................................  9
                  ----------------------
            3.2.  Other Permitted Transfers ........................................ 10
                  -------------------------
            3.3.  Period ........................................................... 11
                  ------
            3.4.  Status in Hands of Certain Transferees ........................... 11
                  --------------------------------------

4.  CO-SALE RIGHTS ................................................................. 12
            4.1.  Tag Along ........................................................ 12
                  ---------
            4.2.  Certain Legal Requirements ....................................... 14
                  --------------------------
            4.3.  Further Assurances ............................................... 14
                  ------------------
            4.4.  Closing .......................................................... 15
                  -------
            4.5.  Excluded Transactions ............................................ 15
                  ---------------------
            4.6.  Period ........................................................... 16
                  ------

5.  REMEDIES ....................................................................... 16
            5.1.  Generally ........................................................ 16
                  ---------
            5.2.  Deposit .......................................................... 16
                  -------

6.  LEGEND ......................................................................... 17

7.  AMENDMENT, ETC ................................................................. 17
            7.1.  No Oral Modifications ............................................ 17
                  ---------------------
            7.2.  Written Modifications ............................................ 17
                  ---------------------

8.  MISCELLANEOUS .................................................................. 18
            8.1.  Authority; Effect ................................................ 18
                  -----------------
            8.2.  Notices .......................................................... 18
                  -------

            8.3.  Binding Effect, etc .............................................. 19
                  -------------------
            8.4.  Descriptive Headings ............................................. 19
                  --------------------
            8.5.  Counterparts ..................................................... 19
                  ------------
            8.6.  Severability ..................................................... 19
                  ------------

9.  GOVERNING LAW .................................................................. 20
            9.1.  Governing Law .................................................... 20
                  -------------
            9.2.  Consent to Jurisdiction .......................................... 20
                  -----------------------
            9.3.  Waiver of Jury Trial ............................................. 21
                  --------------------
            9.4.  Reliance ......................................................... 21
                  --------

                            STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (the "Agreement") is made as of August __, 1997
                                       ---------
by and among:

     (i)  System Software Associates, Inc., a Delaware corporation (the
          "Company"),
           -------

    (ii) each of Bain Capital/SSA Associates (the "Bain Investor"), JMI Equity Fund III, L.P. and CS Investor, L.L.C. (together with the Bain Investor, the "Fund Investors," and each a "Fund Investor"), and each
                         --------------               -------------
          of the other Fund Investors from time to time becoming a party hereto pursuant to the terms hereof, and

   (iii) Roger E. Covey, Chief Executive Officer of the Company (the "Management Investor").
          --------------------

                                   Recitals
                                   --------

     1. On or about the date hereof, pursuant to a Securities Purchase Agreement dated as of August [_], 1997, (the "Purchase Agreement"), the Company
                                              ------------------
has agreed to issue and the Fund Investors have agreed to purchase $48,400,000 principal amount of the Company's Junior Subordinated Notes due 2003 (the

"Notes") and warrants to purchase ____ shares of the Company's outstanding
 -----
common stock, par value $.0033 per share (the "Common Stock") or 10,000 shares
                                               ------------
of the Company's Series A Preferred Stock (the "Preferred Stock"), on terms and
                                                ---------------
under circumstances described in the Purchase Agreement (the "Warrants").
                                                              --------

     2. The parties believe that it is in the best interests of the Company, the Management Investor and the Fund Investors to: (i) provide that certain shares of Common Stock and Preferred Stock shall be transferable only upon compliance with the terms hereof; (ii) provide the Fund Investors and the Management Investor with certain rights and obligations with respect to the purchase of shares of Common Stock and Preferred Stock under certain circumstances; (iii) provide for certain rights and obligations with respect to the election of directors and the voting of the Management Investor's shares of Common Stock; and (iv) set forth their agreements on certain other matters.

                                   Agreement
                                   ---------

     Now therefore, in consideration of the foregoing and the mutual agreements set forth below, the parties hereto, each intending to be legally bound, hereby agree as follows:

     1.  DEFINITIONS.  For purposes of this Agreement:

          1.1.  Certain Definitions.  The following terms shall have the
                -------------------
     following meanings:

          1.1.1.  "Affiliate" shall mean, with respect to any specified Person,
                   ---------
     any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. In the case of CS Investor, L.L.C., the term "Affiliate" shall be deemed to include the lineal descendants of Nicholas
     J. Pritzker, deceased, trusts for their benefit and for the benefit of certain of their spouses, and Persons owned or controlled, directly or indirectly, by such descendants, trusts and/or Persons.

          1.1.2.  "Affiliated Fund" shall mean any limited partnership or other
                   ---------------
     Person formed for the purpose of investing in other companies or businesses which is an Affiliate of any Fund Investor.

          1.1.3.  "Bain Investor" shall have the meaning set forth in the
                   -------------
     recitals hereto.

          1.1.4.  "Board Observer" shall have the meaning set forth in Section
                   --------------
     2.1.1 hereof.

          1.1.5.  "Closing Date" shall have the meaning set forth in the
                   ------------
     Purchase Agreement.

          1.1.6.  "Common Stock" shall have the meaning set forth in the
                   ------------
     recitals hereto.

          1.1.7.  "Company" shall have the meaning set forth in the preamble
                   -------
     hereto.

          1.1.8.   "Control Rights" shall have the meaning set forth in the
                    --------------
     Warrants.

          1.1.9.  "Distribution Percentage" shall have the meaning set forth in
                   -----------------------
     Section 3.4 hereof.

          1.1.10.  "Event of Default" shall have the meaning set forth in the
                    ----------------
     Purchase Agreement.

          1.1.11.  "Exchange Act" shall mean Securities Exchange Act of 1934, as
                    ------------
     amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.

          1.1.12.  "First Refusal Period" shall have the meaning set forth in
                    --------------------
     Section 3.1 hereof.

          1.1.13.  "First Refusal Securities" shall have the meaning set forth
                    ------------------------
     in Section 3.1 hereof.

          1.1.14.  "Fund Designated Directors" shall have the meaning set forth
                    -------------------------
     in Section 2.1 hereof.

          1.1.15.  "Fund Investor" and "Fund Investors" shall have the meaning
                    -------------       --------------
     set forth in the preamble hereto.

          1.1.16.  "Fund Securities" shall mean all Shares originally issued to
                    ---------------
     (or issued upon conversion of or otherwise with respect to Shares originally issued to) or held by the Fund Investors whenever issued, including without limitation all Shares issued or issuable pursuant to the exercise of any Warrants originally issued to or held by the Fund Investors, whenever issued.

          1.1.17.  "General Representations" shall mean any general
                    -----------------------
     representations and warranties regarding such matters as the liabilities (contingent and otherwise), assets, agreements and business of the Company and its Subsidiaries, the compliance of any Sale with laws and contracts and the adequacy of disclosure in connection with any Sale.

          1.1.18.  "Independent Director" shall have the meaning set forth in
                    --------------------
     Section 2.1 hereof.

          1.1.19.  "Individual Representations" shall mean any representations
                    --------------------------
     and warranties regarding such matters as legal capacity or due organization of a Participating Seller, a Participating Seller's authority to participate in a Sale, compliance with laws and agreements applicable to such Participating Seller and ownership (free and clear of liens, charges, encumbrances and adverse claims) of Securities to be sold in a Sale.

          1.1.20.  "Investors" shall mean the Fund Investors and the Management
                    ---------
     Investor.

          1.1.21.  "Management Investor" shall have the meaning set forth in the
                    -------------------
     preamble hereto.

          1.1.22.  "Management Securities" shall mean all Shares beneficially
                    ---------------------
     owned by (or issued upon conversion of or otherwise with respect to Shares beneficially owned by) or held by the Management Investor, whenever issued, including without limitation all Shares issued or issuable pursuant to the exercise of any Options originally issued to or held by the Management Investor, whenever issued, and all such Options.

          1.1.23.  "Non-Complying Investor" shall have the meaning set forth in
                    ----------------------
     Section 5.2 hereof.

          1.1.24.  "Note" and "Notes" shall have the meaning set forth in the
                    ----       -----
     Purchase Agreement.

          1.1.25.  "Note Obligations" shall have the meaning set forth in the
                    ----------------
     Purchase Agreement.

          1.1.26.  "Options" shall mean any options or warrants or other rights
                    -------
     to subscribe for, purchase or otherwise acquire Common Stock, other than rights to acquire Shares pursuant to this Agreement, but shall exclude the Warrants.

          1.1.27.  "Participating Seller" shall have the meaning set forth in
                    --------------------
     Section 4.1 hereof.

          1.1.28.  "Person" shall mean any individual, partnership, corporation,
                    ------
     company, association, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

          1.1.29.  "Preferred Stock" shall have the meaning set forth in the
                    ---------------
     recitals hereto.

          1.1.30.  "Proposed Buyer" shall have the meaning set forth in Section
                    --------------
     4.1 hereof.

          1.1.31.  "Proposed Seller" shall have the meaning set forth in Section
                    ---------------
     4.1 hereof.

          1.1.32.  "Public Offering" shall mean an offering of Securities in
                    ---------------
     which the Company proposes to register on Form S-1, S-2 or S-3 (or any successor form) any Shares for its own or another's account under the Securities Act.

          1.1.33.  "Purchase Agreement" shall have the meaning set forth in the
                    ------------------
     recitals hereto.

          1.1.34.  "Required Fund Investors" shall mean the holders of more than
                    -----------------------
     50% of the aggregate principal amount of the Notes then outstanding, if any, and the holders of more than 50% in number of the Fund Securities then outstanding (with respect to the Warrants, such number shall be calculated on the basis of the number of Shares then issuable upon exercise thereof).

          1.1.35.   "Required Warrant Holders" shall have the meaning set forth
                     ------------------------
     in the Warrants.

          1.1.36.  "Sale" shall have the meaning set forth in Section 4.1
                    ----
     hereof.

          1.1.37.  "Sale Percentage" shall have the meaning set forth in Section
                    ---------------
     4.1 hereof.

          1.1.38.  "Securities" shall mean all Shares and all Options included
                    ----------
     in the Management Securities or the Fund Securities.

          1.1.39.  "Securities Act" shall mean the Securities Act of 1933, as
                    --------------
     amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.

          1.1.40.  "Shares" shall mean all shares of Common Stock and Preferred
                    ------
     Stock.

          1.1.41.  "Subsidiary" shall mean any Person of which the Company or
                    ----------
     other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or control the Board of Directors.

          1.1.42.  "Tag Along Notice" shall have the meaning set forth in
                    ----------------
     Section 4.1 hereof.

          1.1.43.  "Tag Along Offerees" shall have the meaning set forth in
                    ------------------
     Section 4.1 hereof.

          1.1.44.  "Transfer" shall have the meaning set forth in Article 3
                    --------
     hereof.

          1.1.45.  "Transfer Notice" shall have the meaning set forth in Section
                    ---------------
     3.1 hereof.

          1.1.46.  "Voting Default" shall have the meaning set forth in Section
                    --------------
     2.2 hereof.

          1.1.47.  "Voting Restriction" shall have the meaning set forth in
                    ------------------
     Section 2.2 hereof.

          1.1.48.  "Voting Shares" shall mean, with respect to any matter to be
                    -------------
     voted upon, all Shares included in the Securities entitled to vote with respect to such matter.

          1.1.49.  "Warrants" shall have the meaning set forth in the recitals
                    --------
     hereto.

          1.2.  Certain Matters of Construction.  In addition to the definitions
                -------------------------------
referred to as set forth in Section 1.1:

          (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

          (b) References to a Section, Schedule or Exhibit are to a Section of, or Schedule or Exhibit to, this Agreement;

          (c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined; and

          (d) The masculine, feminine and neuter genders shall each include the other.


     2.   VOTING AGREEMENT.

     2.1. Board of Directors.
          ------------------

          2.1.1.  The Company.  The Company will (i) cause the Board of
                  -----------
     Directors to consist of exactly seven (7) directors and (ii) nominate and use its best efforts to elect and to cause to remain as directors on the Board of Directors two (2) individuals designated by the Required Fund Investors (the "Fund Designated Directors"), one of which Fund Designated
                     -------------------------
     Directors will be designated by the Bain Investor, and one (1) additional independent director selected by the Company and reasonably satisfactory to the Required Fund Investors (the "Independent Director"). One additional
                                       ----------- --------
     individual designated by the Required Fund Investors shall be entitled to attend any meetings of the Board of Directors, or to participate in any meeting of the Board of Directors held by teleconference (the "Board
                                                                    -----
     Observer"), provided that the foregoing right of attendance or
     --------
     participation shall not in any event include the right to vote on matters presented to the Board of Directors. The Company shall give the Board Observer the same advance notice of any proposed meeting or action by written consent which the Company gives to its Board of Directors.

          2.1.2.  Nominating Committee.  The Company will establish and maintain
                  --------------------
     a nominating committee of the Board of Directors and shall use its best efforts to elect, appoint and designate to such nominating committee (i) one individual who shall be a Fund Designated Director, (ii) [one individual who shall be an Independent Director], and (iii) the Management Investor. The provisions of the Company's by-laws providing for a three-member nominating committee shall not be modified, amended or terminated without the consent of the Required Fund Investors.

          2.1.3.  Insurance.  If so requested by the Required Fund Investors at
                  ---------
     any time, the Company will use its reasonable best efforts to promptly obtain officers' and directors' insurance on reasonable terms.

          2.1.4.  Management Investor. The Management Investor and the Fund
                  -------------------
     Investors hereby agree to cast all votes to which the Management Investor or the Fund Investors are entitled in respect of the Voting Shares now or hereafter owned by the Management Investor or the Fund Investors, whether at any annual or special meeting of stockholders, by written consent or otherwise, to:

          (i)     fix the number of directors on the Board of Directors at seven
                  (7) directors;

          (ii) elect as directors of the Company the Fund Designated Directors, the Independent Director and the Management Investor; and

          (iii) elect as the other members of the Board of Directors such other individuals as may be recommended by the Board of Directors of the Company.

          2.1.5.  Removal; Successors.  The Management Investor will not vote
                  -------------------
     any of his voting shares or take any other action to remove any Fund Designated Director without the consent of the Required Fund Investors, except for cause in accordance with the By-laws of the Company as in effect from time to time. In the event any Fund Designated Director shall cease to serve for any reason, the Required Fund Investors shall have the right to nominate a successor Fund Designated Director, and the Company and the Management Investor shall, upon receipt of notice identifying such nominee, promptly take all action necessary to cause the appointment of such nominee to the Board of Directors pursuant to the Company's By-laws and Certificate of Incorporation, each as amended and in effect from time to time, and to use its best efforts to elect and to cause to remain as a director such successor Fund Designated Director.

          2.1.6. Control Rights.  In the event that the holders of the Warrants
                 --------------
     exercise the Control Rights as specified in the Warrants, (i) the Company and the Management Investor agree that they will nominate and use their best efforts to elect as a majority of the Board of Directors individuals designated by the Required Warrant Holders, and (ii) the Management Investor hereby agrees that he will cast all votes to which he is entitled in respect of the Voting Shares now or hereafter owned by him, whether at any annual or special meeting of stockholders, by written consent or otherwise, to elect such directors to the Board of Directors.

     2.2. Voting of Management Investor's Stock.
          -------------------------------------

          2.2.1.  Voting Restrictions.  In the event that:
                  -------------------

          (i)     The Company breaches Section 7.4 of the Purchase Agreement; or

          (ii) An Event of Default has occurred pursuant to Sections 9.1 through 9.3, 9.5 through 9.7 or 9.10 of the Purchase Agreement; or

          (iii) The Company fails to recruit a Chief Operating Officer/President of the Company on or before [December 31, 1997] who is mutually satisfactory to the Company and the Required Fund Investors (collectively, the "Voting Defaults");
                                                              ---------------

     Then the Management Investor hereby agrees to cast all votes to which the Management Investor is entitled in respect of the Voting Shares now or hereafter owned by the Management Investor, whether at any annual or special meeting, by written consent or otherwise, as directed to the Management Investor by the Required Fund Investors (the "Voting
                                                              ------
     Restriction").
     -----------

          2.2.2.  Cure.  The Voting Restriction shall apply only until all
                  ----
     Voting Defaults are cured to the reasonable satisfaction of the Required Fund Investors, as stated in a written notice from the Required Fund Investors to the Company and the Management Investor; provided, however,
                                                           --------  -------
     that upon the subsequent occurrence of any Voting Default, the Voting Restriction shall be in full force and effect.

     2.3.  Period.   The foregoing provisions of this Section 2 (other than
           ------
Section 2.1.6) shall expire on the earliest of: (i) the date of termination of this Agreement or (ii) the date on which less than 10% of the original principal amount of the Notes and less than 10% of the Warrants outstanding on the Closing Date (calculated with respect to the Warrants on the basis of the number of Shares then issuable upon exercise thereof) remain outstanding.

     2.4.  The Company.  The Company agrees not to give effect to any action by
           -----------
the Management Investor which is in contravention of this Article 2.

      3.  CERTAIN TRANSFER RIGHTS AND RESTRICTIONS.

     The Management Investor shall not sell, pledge, assign, grant a participation interest in, encumber or otherwise transfer or dispose of any of the Management Securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process (including, without limitation, divorce decree) or otherwise (a "Transfer"),
                                                                 --------
except as permitted by this Article 3. Any attempted Transfer of Management Securities not permitted by this Article 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

     3.1.  Right of First Refusal. Except as provided in Section 3.2, the
           ----------------------
Management Investor may not Transfer any or all of the Management Securities without complying with this Section 3.1.

          3.1.1. Notice. If the Management Investor desires to Transfer
                 ------
     Management Securities to any Person, prior to such Transfer, the Management Investor shall give notice of such offer to the Fund Investors. Such notice (the "Transfer Notice") shall state the terms and conditions of such
                  ---------------
     offer, including the name of the prospective purchaser, the proposed purchase price per share of such Management Securities, payment terms, the type of disposition and the number of shares of such Management Securities to be transferred (the "First Refusal Securities") and any other material
                             ------------------------
     terms and conditions of the proposed Transfer.

          3.1.2. Exercise. For a period of forty-five (45) days following the
                 --------
     receipt of the Transfer Notice (the "First Refusal Period"), the Fund
                                          --------------------
     Investors shall have the right to elect to purchase all (but not less than all) of the First Refusal Securities specified in the Transfer Notice at the price and upon the terms set forth in the Transfer Notice. In the event that the Fund Investors elect to purchase all of the First Refusal Securities, they shall give written notice, during the First Refusal Period, to the Management Investor of their election. In the event that the Fund Investors elect to purchase the First Refusal Securities, the Fund Investors shall purchase all such First Refusal Securities for such price, within sixty (60) days after the date the Fund Investors receive the Transfer Notice.

          Notwithstanding anything to the contrary in this Section 3.1, in the event that any of the First Refusal Securities specified in the Transfer Notice are not purchased by the Fund Investors within such sixty (60) day period, then the Fund Investors shall have no right to purchase any such First Refusal Securities, and the Management Investor may, within the sixty
     (60) day period following the expiration of the First Refusal Period, subject to compliance with Article 4, sell the First Refusal Securities specified in the Transfer Notice to the proposed transferee upon the price and terms specified in the Transfer Notice; provided, however, that if such
                                                 --------  -------
     First Refusal Securities are not sold within the sixty (60) day period, such First Refusal Securities shall again become subject to all the restrictions set forth in this Article 3. Any Transfer of First Refusal Securities consummated pursuant to this Section 3.1 shall remain subject to the provisions of this Agreement, and the intended transferee pursuant to this Section shall, as a condition to the effectiveness of such Transfer, execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the shares intended to be transferred shall continue to be subject to this Agreement to the same extent as the Management Investor who transferred such First Refusal Securities.

          3.1.3.  Closing.  The closing of any purchase pursuant to Section 3.1
                  -------
     shall take place as soon as reasonably practicable. At any such closing, the Management Investor shall deliver the certificates evidencing the Securities to be sold by the Management Investor, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer with signature guaranteed, free and clear of any liens, encumbrances or adverse claims, with any stock transfer tax stamps affixed, against delivery of the applicable consideration. The delivery of a certificate or certificates by the Management Investor pursuant to this Section 3.1.3 shall be deemed a representation and warranty by such Management Investor that (i) the Management Investor has full right, title and interest in and to such Securities; (ii) the Management Investor has all necessary power and authority and has taken all necessary action to sell such Securities as contemplated; and (iii) such Securities are free and clear of any and all liens and encumbrances, other than those imposed by this Agreement.

     3.2.  Other Permitted Transfers.  Notwithstanding the foregoing, the
           -------------------------
Management Investor may make the following Transfers of Management Securities without compliance with Section 3.1 hereof:

          3.2.1.  Transfers under this Agreement, etc.  The Management Investor
                  -----------------------------------
     may Transfer any or all Management Securities: (i) to the Company or any Subsidiary of the Company in one or more transactions approved by the Board of Directors of the Company or (ii) to any Fund Investor.

          3.2.2.  De Minimis Transfers.  The Management Investor may Transfer up
                  --------------------
     to an aggregate of 300,000 Shares in any twelve-month period (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock).

          3.2.3.  Transfer on Divorce.  The Management Investor may Transfer
                  -------------------
     any or all Management Securities to his ex-spouse in the event of a divorce, provided that such Transfer shall be required by a final, non-appealable decree of divorce entered by as court of competent jurisdiction or a settlement agreement entered into by the Management Investor and his ex-spouse and approved by a court of competent jurisdiction and embodied in a final, non-appealable decree of divorce; provided, however, that no such
                                                --------  -------
     Transfer shall be effective unless (i) the Management Investor shall have retained the voting rights of such Management Securities and such voting rights shall remain governed by Article 2 hereof and (ii) such transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Required Fund Investors that the Management Securities to be received by such transferee are subject to all of the provisions of this Agreement and that such transferee is bound hereby and a party thereto to the same extent as the Management Investor.

          3.2.4.  Transfers to Charities and Children. The Management Investor
                  -----------------------------------
     may Transfer Management Securities to (i) his charitable trust (including the Tang Research Foundation), (ii) other charitable organizations that qualify under (S)170(c) of the Internal Revenue Code or (iii) his children;

     provided, however, that no such Transfer shall be effective unless (i) the
     --------  -------
     Management Investor shall have retained the voting rights of such Management Securities and such voting rights shall remain governed by
     Article 2 hereof and (ii) such transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Required Fund Investors that the Management Securities to be received by such transferee are subject to all of the provisions of this Agreement and that such transferee is bound hereby and a party thereto to the same extent as the Management Investor.

          3.2.5.  Transfers Upon Death.  Upon the death of the Management
                  --------------------
     Investor, the Management Securities held by the Management Investor may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such holder's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees, whether or not such recipients are children of such holder; provided further, that the estate of the
                                  ----------------
     Management Investor may sell such number of the Management Securities to an independent party as may be necessary to prevent such estate from being required to pay any taxes due and payable to any governmental entity by reason of the death of the Management Investor; provided further, however, that no such Transfer pursuant to this Section
     -------- -------  -------
     3.2.5. shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Required Fund Investors that the Securities to be received by such recipient are subject to all the provisions of this Agreement and that such recipient is bound hereby and a party hereto to the same extent as the Management Investor.

     3.3.  Period.  The foregoing provisions of this Article 3 shall expire on
           ------
the earliest of (i) the date of termination of this Agreement or (ii) the date on which the Company shall have satisfied all of the Note Obligations under the Purchase Agreement and no Notes remain outstanding thereunder.

     3.4.  Status in Hands of Certain Transferees.  Securities Transferred
           --------------------------------------
pursuant to and in compliance with Section 3.2.2 and Article 4 hereof shall in the hands of the Proposed Buyer not constitute Securities for any purpose hereof. Securities Transferred in compliance with this Agreement in any Public Offering or under Rule 144 shall in the hands of the recipient not constitute Securities for any purpose hereof. If any Fund Investor distributes any or all of its Securities to an Affiliated Fund, a trust established for the benefit of the partners of an Affiliated Fund or pro rata to such Fund Investor's partners, participants or other owners (the percentage of all Securities owned by such Fund Investor so distributed being herein referred to as the "Distribution
                                                              ------------
Percentage"), then a percentage of all Securities owned by the Management
----------
Investor equal to the Distribution Percentage shall no longer constitute Shares or Securities for any purpose under this Agreement.

     4.    CO-SALE RIGHTS.

     4.1.  Tag Along.  No holder or holders of Securities (for purposes of this
           ---------
Article 4, the "Proposed Seller") shall Transfer (for purposes of this Article
                ---------------
4, a "Sale") any Securities to any other Person (the "Proposed Buyer") except in
      ----                                            --------------
the manner and on the terms set forth in this Article 4, and attempted Transfers in violation of this Article 4 shall be null and void.

          4.1.1.  Offer.  A written notice (the "Tag Along Notice") shall be
                  -----                          ----------------
     furnished by the Proposed Seller to the Management Investor, if the Proposed Seller is an Fund Investor, or to each of the Fund Investors, if the Proposed Seller is the Management Investor (collectively, the "Tag
                                                                        ---
     Along Offerees"), at least ten (10) days prior to a Transfer.  The Tag
     --------------
     Along Notice shall include:

               (a) The principal terms of the proposed Sale insofar as it relates to the Securities, including the number of Securities to be purchased from the Proposed Seller, the percentage on a fully-diluted basis of the total number of Securities held by all holders of Securities which such number of Securities constitute s (for purposes of this Article 4, the "Sale Percentage"), the maximum and minimum
                                  ---------------
          purchase price and the name and address of the Proposed Buyer; and

               (b) An offer by the Proposed Seller to include, at the option of each Tag Along Offeree, in the Sale to the Proposed Buyer such number of Securities (not in any event to exceed the Sale Percentage of the total number of Securities held by such Tag Along Offeree) owned by the Tag Along Offeree determined in accordance with Section 4.1.2 hereof, on the same terms and conditions (subject to all of the provisions of this Agreement), with respect to each Security Sold, as the Proposed Seller shall Sell each of its Securities.

          4.1.2.  Exercise.  Each Tag Along Offeree desiring to accept the offer
                  --------
     contained in the Tag Along Notice shall send a written commitment to the Proposed Seller specifying the number of Securities (not in any event to exceed the Sale Percentage of the total number of Securities held by such Tag Along Offeree) which such Tag Along Offeree desires to have included in the Sale within three (3) days after the effectiveness of the Tag Along Notice (each, a "Participating Seller"). Each Tag Along Offeree who has not so accepted such offer shall be deemed to have waived all of his, her, or its rights with respect to the Sale, and the Proposed Seller and the Participating Sellers shall thereafter be free to Sell to the Proposed Buyer, at a price no greater than 120% of the maximum price set forth in the Tag Along Notice and otherwise on terms not more favorable in any material respect to them than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offerees. If, prior to consummation, the terms of such proposed Sale shall change with the result that the price shall be greater than 120% of the maximum price set forth in the Tag Along Notice or the other terms shall be more favorable in any material respect than as set forth in the Tag Along Notice, it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Article 4 separately complied with, in order to consummate such proposed Sale pursuant to this
     Article 4.

          The acceptance of each Participating Seller shall be irrevocable except as hereinafter provided, and each such Participating Seller shall be bound and obligated to Sell in the Sale such number of Securities as such Participating Seller shall have specified in such Participating Seller's written commitment on the same terms and conditions (subject to all of the provisions of this Agreement) with respect to each Security sold, as the Proposed Seller shall sell each Security in the Sale, and, in the case of Options or Warrants, have the opportunity to either (i) exercise such Options or Warrants (if then exercisable) and participate in such sale as holders of Common Stock issuable upon such exercise or (ii) upon the consummation of the Sale, receive in exchange for such Options or Warrants (to the extent exercisable at the time of such Sale) consideration equal to the amount (if greater than zero) determined by multiplying (1) the same amount of consideration per Share received by the holders of the Common Stock in connection with the Sale less the exercise price per share of such Option or Warrant by (2) the number of shares of Common Stock represented by such Option or Warrant. In the event the Proposed Seller shall be unable (otherwise than by reason of the circumstances described in Section 4.2) to obtain the inclusion in the Sale of all Securities which the Proposed Seller and each Participating Seller desire to have included in the Sale (as evidenced in the case of the Proposed Seller by the Tag Along Notice and in the case of each Participating Seller by his written commitment), the number of Securities to be sold in the Sale by the Proposed Seller and each Participating Seller shall be reduced on a pro rata basis according to the proportion which the number of Securities which each such Seller desires to have included in the Sale bears to the total number of Securities desired by all such Sellers to have included in the Sale; provided, however, that if the Proposed Seller is one or more Fund
     --------  -------
     Investors, and such Proposed Seller is advised in good faith by any managing underwriter of Securities being offered in a Public Offering that the number of Shares requested to be sold in such Public Offering is greater than the number of such shares which can be included in such Public Offering without materially adversely affecting such Public Offering, the shares to be included in the Public Offering shall be reduced in the following order and fashion:

          (i) First, Securities to be sold by the Management Investor shall be reduced;

          (ii) Second, Securities to be sold by the Fund Investors shall be reduced.

          If at the end of the one hundred twentieth (120th) day following the date of the effectiveness of the Tag Along Notice the Proposed Seller has not completed the Sale as provided in the foregoing provisions of this
     Section 4.1, each Participating Seller shall be released from his obligations under his written commitment, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Article 4 separately complied with, in order to consummate such Sale pursuant to this
     Article 4, unless the failure to complete such Sale resulted from any failure by the Tag Along Offeree to comply in any material respect with the terms of this Article 4.

     4.2.  Certain Legal Requirements.  In the event the consideration to be
           --------------------------
paid in exchange for Securities in the proposed Sale pursuant to Section 4.1 includes any securities and the receipt thereof by the Fund Investors or the Management Investor as a Participating Seller would require under applicable law
(i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rule then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Proposed Seller shall be obligated only to use its reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit such Participating Seller to receive such securities. Each Participating Seller agrees to take such actions as the Proposed Seller shall reasonably request in order to permit such requirements to have been complied with.

     4.3.  Further Assurances.  Each Participating Seller and each Investor to
           ------------------
whom the Securities held by such Participating Seller were originally issued, shall, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such actions (subject to all the provisions of this Agreement) as may be reasonably requested in order expeditiously to consummate each Sale pursuant to Section
4.1. Each such Participating Seller or Investor agrees to execute and deliver such agreements as may be necessary for the Participating Seller to be subject to the same terms and conditions (subject to all of the provisions of this Agreement) with respect to each Security sold as the Proposed Seller shall Sell each Security in the Sale, including, without limitation, an agreement by the Participating Seller (i) to be subject to such purchase price escrow, indemnity or adjustment provisions as may apply to Proposed Sellers or Participating Sellers generally, (ii) to be liable in respect of any Individual Representations to be given by Proposed Sellers or Participating Sellers in the Sale (insofar as such Individual Representations relate to such Participating Seller) and (iii) to be liable in respect of any General Representations to be given by Proposed Sellers or Participating Sellers in the Sale; provided,
                                                                --------
however, that except with respect to Individual Representations, the aggregate
-------
amount of the liability of each Participating Seller in respect of representations, warranties and indemnities shall not exceed the lesser of (i) such Participating Seller's pro rata portion of any such liability, in accordance with such Participating Seller's portion of the total number of Securities included in the Sale or (ii) the net proceeds received by such Participating Seller from the Sale.

     4.4.  Closing.  The closing of a Sale pursuant to Section 4.1 shall take
           -------
place at such time and place as the Proposed Seller shall specify by notice to each Participating Seller. At the closing of any Sale under this Article 4, each Participating Seller shall deliver the certificates evidencing the Securities to be sold by such Participating Seller, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer with signature guaranteed, free and clear of any liens, encumbrances or adverse claims, with any stock transfer tax stamps affixed, against delivery of the applicable consideration.

     4.5.  Excluded Transactions.
           ---------------------

             4.5.1.  Management Investor.  Notwithstanding any provisions of
                     -------------------
     this Article 4 to the contrary, no Fund Investor shall have pursuant to the provisions of this Article 4 any right of participation or otherwise with respect to any Transfer of Securities by the Management Investor pursuant to Section 3.2 hereof.

             4.5.2.  Fund Investor.  Notwithstanding any provisions of this
                     -------------
     Article 4 to the contrary, the Management Investor shall have pursuant to the provisions of this Article 4 no right of participation or otherwise with respect to any Transfer of Securities by any Fund Investor:

             (a)    To another Fund Investor or an Affiliated Fund;

             (b) To any trust established for the benefit of partners of a Fund Investor or an Affiliated Fund or pro rata to the partners of a Fund Investor or an Affiliated Fund; or

             (c) To any director, officer or employee of the Company or its Subsidiaries.

     Notwithstanding the foregoing provisions, no Transfer of Securities pursuant to this Section 4.5.2 shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that all Securities to be received by such recipient are subject to all of the provisions of this Agreement and that such recipient is bound hereby and a party hereto to the same extent as a Fund Investor.

     4.6.  Period.  The foregoing provisions of this Article 4 shall expire on
           ------
the earliest of: (i) the date of termination of this Agreement or (ii) the date on which the Company shall have satisfied all of the Note Obligations under the Purchase Agreement and there shall be no Notes outstanding thereunder.

     5.    REMEDIES.

     5.1.  Generally.  The Company and all holders of Securities shall have all
           ---------
remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Securities. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

     5.2.  Deposit.  Without limiting the generality of Section 5.1, if any Fund
           -------
Investor or the Management Investor (a "Non-Complying Investor") fails to
                                        ----------------------
deliver any certificate or certificates evidencing Securities that may be required to be Transferred pursuant to any provision of this Agreement in accordance with the terms hereof, the Company or other Person entitled to purchase or require the Transfer of such securities may, at its option, in addition to all other remedies it may have, deposit the price for such Securities with any national bank or trust company having combined capital, surplus and undivided profits in excess of one hundred million dollars ($100,000,000) and which has agreed to act as escrow agent in the manner contemplated by this Section 5.2 and shall furnish or make available to all interested Persons satisfactory evidence of such deposit and thereupon the Company shall cancel on its books the certificate or certificates representing such Securities and, in the case of any such Transfer of Securities to a Person other than the Company issue, in lieu thereof and in the name of such Person, a new certificate or certificates representing such Securities and thereupon all of the Non-Complying Investor's rights in and to such Securities shall terminate. Thereafter, upon delivery to the Company by such Non-Complying Investor of the certificate or certificates evidencing such Securities (duly endorsed, or with stock powers or other appropriate instruments of transfer duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with all applicable stock transfer tax stamps affixed), the Company shall instruct the escrow agent referred to above to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Person who deposited the purchase price for such Securities) to such Non-Complying Investor.

      6. LEGEND. Each certificate representing Securities shall have the following legend endorsed conspicuously thereupon:

          "The securities represented by this certificate are subject to certain restrictions set forth in the Stockholders Agreement dated as of August __, 1997, as amended and in effect from time to time, and constitute Securities as defined in such Stockholders Agreement. The Company will furnish a copy of such agreement to the holder of this certificate without charge upon written request."

     Any person who acquires Securities which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Securities.

      7.  AMENDMENT, ETC.

      7.1.  No Oral Modifications.  This Agreement may not be orally amended,
            ---------------------
modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

      7.2.  Written Modifications.  This Agreement may be amended, modified,
            ---------------------
extended or terminated, and the provisions hereof may be waived, by an agreement in writing signed by the Required Fund Investors, the Company and the Management Investor and each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Securities subject hereto; provided, however, that no such amendment, modification,
                --------  -------
extension, termination or waiver which adversely affects any holder of Fund Securities shall be effective unless and until the consent of each Fund Investor has been obtained regardless of whether such proposed amendment or other modification equally affects all holders of Securities. In addition, each party hereto and each holder of Securities subject hereto may waive any of its rights hereunder by an instrument in writing signed by such party or holder.

      8.  MISCELLANEOUS.

      8.1.  Authority; Effect.  Each party hereto represents and warrants to and
            -----------------
agrees with each other party that the execution and delivery of this Agreement has been duly authorized on behalf of such party and does not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

      8.2.  Notices.  Notices and other communications provided for in this
            -------
Agreement shall be in writing and shall be effective (i) upon actual receipt, if sent by Federal Express or other bonded courier (charges prepaid), addressed to the party or parties sought to be charged with notice of the same at the respective addresses set forth or referred to below, subject to written notice of change of address given by any party to each other party, or
(ii) upon transmission, if sent by telecopy, telex, or similar teletransmission.

           If to the Company or the Management Investor, to it at:

                     c/o System
                     Software Associates, Inc.
                     500 West Madison, 32nd Floor
                     Chicago,IL 60661
                     Attention: Chief Executive Officer
                     Telecopier No.: (312) 258-6504

                     with a copy to:

                     Sachnoff & Weaver, Ltd.
                     30 South Wacker Drive Chicago, IL 60606
                     Attention: William N. Weaver, Jr., Esq.
                     Telecopier No.: (312) 207-6400

                     and a copy to:

                     Bain Capital, Inc.
                     Two Copley Place, 7th Floor
                     Boston, Massachusetts 02116
                     Attention: Mark E. Nunnelly
                     Telecopier No.: (617) 572-3274

          If to the Fund Investors, at their respective addresses as set forth on Schedule I to the Purchase Agreement.

                     with a copy to:

                     Ropes & Gray
                     One International Place
                     Boston, Massachusetts 02110
                     Attention: David C. Chapin, Esq.
                     Telecopier No.: (617) 951-7050

     Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

     8.3.  Binding Effect, etc.  This Agreement constitutes the entire agreement
           -------------------
of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, and, except as provided herein, successors and assigns. No provision of this Agreement providing for the expiration of any provision by lapse of time or upon the occurrence of specified events or otherwise shall relieve any Person of liability for breach or violation prior to such expiration.

     8.4.  Descriptive Headings.  The descriptive headings of this Agreement are
           --------------------
for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

     8.5.  Counterparts.  This Agreement may be executed in multiple
           ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

     8.6.  Severability.  If in any judicial or arbitral proceedings a court or
           ------------
arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

      9.  GOVERNING LAW.

      9.1.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

      9.2.  Consent to Jurisdiction.  Each of the parties agrees that all
            -----------------------
actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Delaware. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non convenient, should be transferred to any court other than one of the
----- --- ----------
above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 8.2 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 8.2 does not constitute good and sufficient service of process. The provisions of this Section 9.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

     9.3.  Waiver of Jury Trial.  To the extent not prohibited by applicable law
           --------------------
which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 9.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

     9.4.  Reliance.  Each of the parties hereto acknowledges that he or it has
           --------
been informed by each other party that the provisions of Article 9 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.


           [THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:                  SYSTEM SOFTWARE ASSOCIATES, INC.



                              By________________________________
                                Title:


THE MANAGEMENT
INVESTOR:


                              ________________________________
                              Roger E. Covey


THE FUND INVESTORS:           BAIN CAPITAL/SSA ASSOCIATES

                               By Bain Capital V Mezzanine Fund, L.P.,
                                a general partner

                               By Bain Capital V Mezzanine Partners, L.P.,
                                its general partner

                               By Bain Capital Investors V, Inc.,
                                its general partner


                               By_____________________________
                                 Title:

                              JMI EQUITY FUND III, L.P.

                               By JMI Equity Associates L.L.C.,
                                its general partner


                               By ________________________________
                                  Title:



                              CS INVESTOR, L.L.C.



                               By _______________________________
                                  Title: